                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                   DISTRIBUTIONS IN DOLLARS

                                        PRIOR                                                                                CURRENT
                 ORIGINAL           PRINCIPAL                                                   REALIZED      DEFERRED     PRINCIPAL
CLASS          FACE VALUE             BALANCE      INTEREST    PRINCIPAL              TOTAL       LOSSES      INTEREST       BALANCE
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SA                   0.00                0.00     82,369.67         0.00          82,369.67         0.00          0.00          0.00
A-1         34,557,488.00       32,069,337.51    169,700.24   532,786.83         702,487.07         0.00          0.00 31,536,550.68
A-2          4,607,666.00        4,275,912.56     22,626.70    71,038.25          93,664.95         0.00          0.00  4,204,874.31
B-1          1,256,636.00        1,250,151.22      6,615.38     1,444.00           8,059.38         0.00          0.00  1,248,707.22
B-2          1,466,076.36        1,458,510.77      7,717.95     1,684.67           9,402.62         0.00          0.00  1,456,826.10
SB                   0.00                0.00          0.00         0.00               0.00         0.00          0.00          0.00
R                    0.00          316,854.33          0.00         0.00               0.00         0.00     44,328.35    361,182.68

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TOTALS      41,887,866.36       39,370,766.39    289,029.94   606,953.75         895,983.69         0.00     44,328.35 38,808,140.99
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                          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                             PASS-THROUGH
                                PRIOR                                                           CURRENT                 RATES
                            PRINCIPAL                                                         PRINCIPAL
CLASS      CUSIP              BALANCE      INTEREST          PRINCIPAL             TOTAL        BALANCE        CURRENT          NEXT
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SA     23321PWW4             0.000000      1.966433           0.000000          1.966433       0.000000      2.510583%     2.508372%
A-1    23321PWX2           927.999671      4.910665          15.417406         20.328071     912.582265      6.350000%     6.350000%
A-2    23321PWY0           927.999677      4.910664          15.417404         20.328068     912.582273      6.350000%     6.350000%
B-1    23321PWZ7           994.839572      5.264357           1.149100          6.413456     993.690472      6.350000%     6.350000%
B-2    23321PXA1           994.839566      5.264357           1.149101          6.413459     993.690465      6.350000%     6.350000%
SB     23321PXB9             0.000000      0.000000           0.000000          0.000000       0.000000      1.300000%     1.300000%
R                            0.000000      0.000000           0.000000          0.000000       0.000000      6.350000%     6.350000%

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SELLER:                      Quality Mortgage USA, Inc.              ADMINISTRATOR:                         Leslie A. Gaskill
SERVICER:                   Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:          DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                     September 30, 1996                                                         Irvine, CA 92714
DISTRIBUTION DATE:                October 25, 1996                               FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     October 25, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                                16,404.49
PLUS ADDITIONAL SERVICING FEES:
                                                                                                             ---------
                                                                                                             16,404.49

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                                 (2,002.14)
                                                                                                             ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  14,402.35

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               11,729.59

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DELINQUENT
LOAN                                                        30-60                 61-90                 91 +
INFORMATION:                                                DAYS                  DAYS                  DAYS                   TOTAL
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PRINCIPAL BALANCE                                       1,353,742.16            322,535.79           51,050.79          1,727,328.74
NUMBER OF LOANS                                                   24                     4                   1                    29
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00            111,644.62        1,917,867.81          2,089,934.89
NUMBER OF LOANS                                                    0                     4                  24                    29
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                               0.00                  0.00          284,613.71            284,613.71
NUMBER OF LOANS                                                    0                     0                   5                     5
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REO LOAN INFORMATION:

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PRINCIPAL BALANCE                                               0.00                  0.00                0.00                  0.00
NUMBER OF LOANS                                                    0                     0                   0                     0
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BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   39,370,766.39
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 38,808,140.99

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             505
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                499

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.660583%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.658372%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                543,730.89
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             6.350000%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         2.518548%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     October 25, 1996
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     92.315323%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  81.454695%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.860628%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.175329%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.704553%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:

                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT :                                       354,466.44

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                        ^Mortgage Loan Liquidation Detail

Distribution Date:                     October 25, 1996
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                                   Original            Cut-Off              Current         Realized  Net Liquidation   Liquidation
Loan Number       Loan Group   Principal Balance  Principal Balance    Principal Balance      Loss        Proceeds          Date
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                            Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company